Exhibit 99.4

LETTER TO CLIENTS

AIR LEASE CORPORATION

OFFER TO EXCHANGE

$500,000,000 of 4.500% Senior Notes due 2016
that have been registered under the Securities Act of 1933, as amended, for any and all outstanding 4.500% Senior Notes due 2016

Pursuant to the Prospectus dated                                , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5.00 P.M., NEW YORK CITY TIME, ON                                , 2013, UNLESS EXTENDED BY AIR LEASE CORPORATION (SUCH DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To our Clients:

        Enclosed for your consideration is a prospectus dated                                , 2012 (the "Prospectus"), and the accompanying letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Air Lease Corporation, a Delaware corporation (the "Company"), to exchange $500,000,000 aggregate principal amount of its outstanding 4.500% Senior Notes due 2016 (the "Old Notes") for the same principal amount of registered 4.500% Senior Notes due 2016 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made pursuant to the registration rights agreements that the Company entered into with the initial purchasers of the Old Notes. As set forth in the Prospectus, the terms of the New Notes are substantially identical in all material respects to the Old Notes, except that the New Notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account, but not registered in your name. A tender of such Old Notes can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Old Notes.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        The Exchange Offer will expire at 5:00 p.m., New York City time, on                                        , 2013, unless extended by the Company. If you desire to exchange your Old Notes in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf at or prior to the Expiration Date in accordance with the provisions of the

Exchange Offer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

  2.
  The Exchange Offer is for any and all Old Notes.

  3.
  Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all Old Notes validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date, and will issue the New Notes as soon as reasonably practicable following the Expiration Date.

  4.
  Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the instructions to the Letter of Transmittal.

  5.
  The Exchange Offer expires at 5:00 p.m., New York City time, on                                , 2013, unless extended by the Company. If you desire to tender any Old Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Old Notes on your behalf at or prior to the Expiration Date.

        Pursuant to the Letter of Transmittal, each holder of Old Notes must represent to the Company that:

  •
  the holder is not an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act;

  •
  the New Notes issued in the Exchange Offer are being acquired in the ordinary course of the holder's business;

  •
  neither the holder nor, to the actual knowledge of such holder, any other person receiving New Notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the New Notes issued in the Exchange Offer;

  •
  if the holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution of the New Notes;

  •
  if the holder is a broker-dealer, such broker-dealer will receive the New Notes for its own account in exchange for Old Notes, and:

  •
  such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities; and

  •
  such broker-dealer will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of such New Notes and will comply with the applicable provisions of the Securities Act with respect to the resale of such New Notes.

        Any person who is an affiliate of the Company, or is participating in the Exchange Offer for the purpose of distributing the New Notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the New Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers.

        The enclosed "Instructions with Respect to the Exchange Offer" form contains an authorization by you, as the beneficial owner of Old Notes, for us to make, among other things, the foregoing representations on your behalf.

        We urge you to read the enclosed Prospectus and Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Old Notes. If you wish to tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto.

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached "Instructions with Respect to the Exchange Offer" constitutes an instruction to us to tender ALL of the Old Notes held by us for your account.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

AIR LEASE CORPORATION

        The undersigned acknowledges receipt of the prospectus dated                                , 2012 (the "Prospectus") of Air Lease Corporation, a Delaware corporation (the "Company"), and the accompanying letter of transmittal (the "Letter of Transmittal"), that together constitute the offer (the "Exchange Offer"), to exchange $500,000,000 aggregate principal amount of its outstanding 4.500% Senior Notes due 2016 (the "Old Notes") for the same principal amount of registered 4.500% Senior Notes due 2016 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in the amount):

$

        With respect to the Exchange Offer, the undersigned instructs you (check appropriate box):

☐
To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if less than all):

          $

☐
NOT to TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned is instructing you to tender the Old Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

  •
  to make, on behalf of the undersigned (and the undersigned, by its signature below, makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that:

  •
  the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act;

  •
  the undersigned is acquiring the New Notes in the ordinary course of the undersigned's business;

  •
  neither the undersigned nor, to the actual knowledge of the undersigned, any other persons receiving New Notes from the undersigned, has any arrangement or understanding with any person to participate in the distribution of the New Notes issued in the Exchange Offer;

  •
  if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the New Notes;

    •
    if the undersigned is a broker-dealer, the undersigned will receive New Notes for its own account in exchange for Old Notes, and:

    •
    such Old Notes were acquired by it as a result of market-making activities or other trading activities; and

    •
    the undersigned will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes and will comply with the applicable provisions of the Securities Act with respect to resale of such New Notes.

    •
    the undersigned acknowledges that any person who is an affiliate of the Company or is participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the New Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

  •
  to agree, on behalf of the undersigned, to be bound by the Letter of Transmittal; and

  •
  to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

SIGN HERE

Name of Beneficial Owner:

Signature:

Capacity (full title)(1)

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:
  ☐
  CHECK HERE IF YOU ARE A BROKER DEALER

  Date:

(1)
Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.